Exhibit 4.57

Registered No.	CUSIP No.
ISIN No.
COMMON CODE
[Form of Universal Warrant]
(Face of Security)
          [IF A GLOBAL SECURITY, INSERT — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]
          [IF DTC IS THE DEPOSITARY, INSERT — UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
          [INSERT ANY LEGEND REQUIRED BY THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER AND/OR APPLICABLE LICENSE AGREEMENT APPLICABLE.]
THE GOLDMAN SACHS GROUP, INC.
WARRANT SERIES:                      Warrants expiring
NUMBER OF WARRANTS EVIDENCED BY THIS CERTIFICATE: Up to                      Warrants
NOTIONAL AMOUNT PER WARRANT: [U.S.$][CAD][€]
WARRANT PROPERTY: [U.S.$][CAD][€]
AMOUNT OF WARRANT PROPERTY PER WARRANT: [INSERT FORMULA FOR DETERMINING AMOUNT PAYABLE PER WARRANT]
(Face of Security continued on next page)

EXERCISE PRICE PER WARRANT: ZERO ([U.S.$][CAD][€]0)
FORM OF PAYMENT OF EXERCISE PRICE: Not applicable
FORM OF SETTLEMENT: Cash
EXPIRATION DATE:                      (subject to postponement as described below)
PAYMENT DATE:                      (subject to postponement as described below)
OTHER TERMS: [INSERT DEFINITIONS OF TERMS, IF ANY, USED IN PAYMENT FORMULA]
[INSERT OTHER TERMS APPLICABLE TO THIS SERIES OF WARRANTS]
          This certificate certifies that The Bank of New York Depositary (Nominees) Limited, or registered assigns, is the Holder of the number specified from time to time on Schedule A hereto of Warrants of the series specified above (the “Specified Warrants”), which number of Specified Warrants are evidenced by this Security. Each Specified Warrant evidenced hereby entitles the Holder hereof to receive on the Payment Date, subject to the terms and conditions set forth herein and in the Indenture referred to below, from The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture), the form and amount of Warrant Property specified above under “Warrant Property” and “Amount of Warrant Property Per Warrant”, respectively. The amount of Warrant Property so deliverable by the Company in respect of each Specified Warrant shall be determined by the Calculation Agent in accordance with the terms hereof, and may differ from the notional amount specified above.
     If the amount of Warrant Property is greater than zero, the Specified Warrants shall be automatically exercised, without any action being taken by the Holder (except as may be required under “Currency and Manner of Payment” below), on the Expiration Date and may not be exercised at any other time. The Holder shall not be obligated to pay any Exercise Price in respect of the Specified Warrants. No interest shall accrue or be payable on any Specified Warrant. The Specified Warrants do not entitle the Holders thereof to any of the rights of the holders of any of the Warrant Property.
     The Specified Warrants are herein sometimes also called “Warrants” or “Securities”. References herein to “this Security” mean the Specified Warrants evidenced by this certificate.
(Face of Security continued on next page)

     Currency and Manner of Payment
          Except as otherwise provided in this Security, any payment of money due on this Security will be made in [IF PAYMENT IS IN U.S. DOLLARS, INSERT — such coin or currency of the United States, as is legal tender for payment of public or private debts in the United States,][IF PAYMENT IS IN CANADIAN DOLLARS, INSERT — such coin or currency of Canada, as is legal tender for payment of public or private debts in Canada,][IF PAYMENT IS IN EUROS, INSERT — euros] against surrender of this Security. Notwithstanding the foregoing, if this Security is a Global Security, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in the Indenture.
          Subject to the prior paragraph and except as provided in the following paragraphs, payment of any money due on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (and at any other office or agency maintained by the Company for that purpose), against surrender of this Security.
          Subject to the second preceding paragraph, payment of any money due on this Security will be made by wire transfer of immediately available funds to an account maintained in [IF PAYMENT IS IN U.S. DOLLARS, INSERT — U.S. dollars][IF PAYMENT IS IN CANADIAN DOLLARS, INSERT — Canadian dollars][IF PAYMENT IS IN EUROS, INSERT — euros][IF PAYMENT IS TO BE MADE IN CANADIAN DOLLARS OR EUROS, INSERT — (or in U.S. dollars if payment is to be made in such currency as provided below)] by the payee with a bank located in the Borough of Manhattan, The City of New York (or such other place as may be acceptable to the Company), if the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, on or before the fifth Business Day before the day on which such payment is to be made; provided that this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the fifth Business Day before a payment is to be made, in which case such revocation shall be effective for such payment and all later payments. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.
(Face of Security continued on next page)

     [IF PAYMENT IS NOT IN U.S. DOLLARS, INSERT — Payments Made in U.S. Dollars
          Notwithstanding any provision of this Security or the Indenture, if any amount payable on this Security is payable on any day and if [IF PAYMENT IS IN CANADIAN DOLLARS, INSERT — Canadian dollars][IF PAYMENT IS IN EUROS, INSERT — euros] are not available to the Company on the two Business Days before such day, due to the imposition of exchange controls, disruption in a currency market or any other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligation to pay such amount in [IF PAYMENT IS IN CANADIAN DOLLARS, INSERT — Canadian dollars][IF PAYMENT IS IN EUROS, INSERT — euros] by making such payment in U.S. dollars. The amount of such payment in U.S. dollars shall be determined by the Calculation Agent on the basis of the noon buying rate for cable transfers in The City of New York for Canadian dollars as of the latest day before the day on which such payment is to be made. Any payment made under such circumstances in U.S. dollars where the required payment is in [IF PAYMENT IS IN CANADIAN DOLLARS, INSERT — Canadian dollars][IF PAYMENT IS IN EUROS, INSERT — euros] will not constitute an Event of Default under this Security or the Indenture.
          [IF LISTED ON LUXEMBOURG STOCK EXCHANGE, INSERT — So long as the Securities are listed on the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Company will at all times maintain an office or agency in Luxembourg for the payment of any money due on the Securities. Such Paying Agent in Luxembourg shall initially be Dexia Banque Internationale à Luxembourg société anonyme.]
     Payment Date
          The Payment Date will be                      unless that day is not a Business Day, in which case the Payment Date will be the next following Business Day. If                      is not the Expiration Date, however, then the Payment Date will be the            Business Day following the Expiration Date. As provided below, the Calculation Agent may postpone the Expiration Date — and therefore the Payment Date — if a Market Disruption Event occurs or is continuing on any day that would otherwise be the Expiration Date.
     Expiration Date
          The Expiration Date will be                      unless the Calculation Agent determines that a Market Disruption Event occurs or is continuing on that day or that day is not a Trading Day. In that event, the Expiration Date will be the first following Trading Day on which the Calculation Agent determines that a Market Disruption Event
(Face of Security continued on next page)

does not occur and is not continuing. In no event, however, will the Expiration Date be later than                      or, if                      is not a Business Day, later than the first business day after                     .
     Certain Defined Terms
          For all purposes of this Security:
          [INSERT DEFINITIONS APPLICABLE TO THIS SERIES OF WARRANTS AS TO THE FOLLOWING TERMS: BUSINESS DAY, MARKET DISRUPTION EVENT AND TRADING DAY].
          [INSERT ADDITIONAL DEFINED TERMS APPLICABLE TO THIS SERIES OF WARRANTS]
          Terms used and defined in this Security (including those appearing before the first paragraph hereof) shall have the meanings assigned to them herein. All other terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. As used in this Security, the terms “herein”, “hereof” and “hereunder” refer to all the provisions set forth on the face and the reverse of this Security (including Schedule A) as a whole and not to a particular part of this Security.
     Calculation Agent
          As used herein, the “Calculation Agent” shall initially mean Goldman, Sachs & Co. The Calculation Agent will be solely responsible for all determinations and calculations regarding whether a Market Disruption Event has occurred or is continuing and whether, and if so the day to which, the Expiration Date or Payment Date is to be postponed; Business Days; Trading Days; the money due in exchange for this Security on the Payment Date; [INSERT ANY ADDITIONAL MATTERS CALCULATION AGENT WOULD DETERMINE] and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.
          The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar
(Face of Security continued on next page)

as this Security provides for the Calculation Agent to obtain closing levels or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
(Face of Security continued on next page)

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated:

THE GOLDMAN SACHS GROUP, INC.
By
Name:
Title:

          This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.
Dated:

THE BANK OF NEW YORK, as Trustee
By
Authorized Signatory

(Reverse of Security)
          1. Securities and Indenture.
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” or the “Warrants”), issued and to be issued in one or more series under a Warrant Indenture, dated as of February 14, 2006 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Each of the Specified Warrants evidenced by this Security is one of the series designated on the face hereof, initially limited in number to                      Specified Warrants, which number may be increased at the option of the Company if in the future it determines that it may wish to issue additional Warrants of this series. References herein to “this series” mean the series of Warrants designated on the face hereof.
          The Warrants are unsecured contractual obligations of the Company and rank pari passu with the Company’s other unsecured contractual obligations and with the Company’s unsecured and unsubordinated debt.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in number of the Warrants at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in number of the Warrants at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Warrants of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in number of the Warrants at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Warrants of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
(Reverse of Security continued on next page)

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Warrants of this series, the Holders of not less than 25% in number of the Warrants of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in number of the Warrants of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of the Warrant Property due with respect to this Security at the time and place herein prescribed.
          Neither the Trustee nor the Holder shall be entitled, whether by reason of a default or otherwise, to accelerate the payment of any Warrant Property by the Company in respect of this Security at any time before such payment is otherwise due in accordance with the terms of this Security, or to demand any payment or delivery of property or money in respect of this Security other than such payment of Warrant Property when due.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Warrant Property due with respect to this Security at the time and place herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any Place of Payment with respect to this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same number of Warrants, will be issued to the designated transferee or transferees.
          The Securities of this series are issuable only in registered form in denominations of 1 Warrant and any multiple thereof. The fact that a Security (whether in global or non-global form) evidences more than one Warrant shall not affect the number of such Warrants then Outstanding or the terms of any such Warrant, including the amount of Warrant Property payable in respect of each such Warrant. For the purpose of determining the number of Securities of any series that are Outstanding at any
(Reverse of Security continued on next page)

time, such number shall equal the number of Warrants of such series then Outstanding, regardless of the number of Warrants evidenced by any particular Security of such series. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for other Securities of this series, in any authorized denominations and of like tenor and aggregate number of Warrants, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not any payment of Warrant Property with respect to this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.
          2. Tax Characterization.
          By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the absence of an administrative determination or judicial ruling to the contrary) to characterize this Security for all U.S. federal income tax purposes as [INSERT CHARACTERIZATION].
          3. Notices.
          Notices that are required hereunder or under the Indenture to be given to Holders of the Securities of this series shall be given to Holders of the Securities of this series as set forth in the Indenture and in the next paragraph.
          So long as the Securities of this series are listed on the Luxembourg Stock Exchange and such Stock Exchange shall so require, the Trustee will publish any such required notices in a daily newspaper of general circulation in Luxembourg. If publication in Luxembourg is not practical, the Trustee will publish any such required notices relating to the Securities of this series elsewhere in Europe. Published notices will be deemed to have been given on the date they are published. If publication as described in this paragraph becomes impossible, the Trustee may publish sufficient notice by alternate means that approximate the terms and conditions as described in this paragraph.
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          4. Governing Law.
          This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.
(Reverse of Security continued on next page)

ASSIGNMENT
       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/                    /

(Please Print or Typewrite Name and Address
Including Postal Zip Code of Assignee)

the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints                                                              to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature Guaranteed

NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or any change whatever.

(Date)
(Time)
SCHEDULE A
                     Warrants expiring
GLOBAL WARRANT
SCHEDULE OF EXCHANGES OR EXERCISES
          The initial number of Warrants represented by this Global Security is                     . In accordance with the Indenture, the following reductions in the number of Warrants represented hereby as a result of the exercise of the number of such Warrants indicated below have been made:

Reduced Number
Date of		Outstanding	Notation Made by or
Exchange or	Number of Warrants	Following Such	on Behalf of
Exercise	Exercised	Exercise	Trustee